Exhibit 99.1

Sound Financial Bancorp, Inc. Earns Record Net Income of $4.7 Million in 2015
Total Assets Exceed $540 Million as of December 31, 2015

Seattle, Wash., January 28, 2016 -- Sound Financial Bancorp, Inc. (Nasdaq: SFBC), the holding company (the "Company") for Sound Community Bank (the "Bank"), today reported net income of $4.7 million for the year ended December 31, 2015, or $1.86 per diluted common share, compared to net income of $4.2 million, or $1.63 per diluted common share, for the year ended December 31, 2014.  Net income for the fourth quarter of 2015 was $1.2 million, or $0.46 per diluted share, compared to $802,000, or $0.31 per diluted share, for the fourth quarter ended December 31, 2014. Total assets were $540.8 million as of December 31, 2015 compared to $495.2 million as of December 31, 2014.

“2015 was a strong year for the Company and for the local economies in Western Washington where we do the majority of our business.   We are pleased with the growth of our loan portfolio, net interest income and overall earnings for the year,” stated Sound Community Bank and Sound Financial Bancorp, Inc. President and CEO Laurie Stewart

Highlights for the year ended December 31, 2015 include:

●	Net interest income was $19.7 million for the year, an increase of 3.8%, compared to $18.9 million for the year ended December 31, 2014.
●	Gain on sale of loans was $1.3 million for the year ended December 31, 2015, an increase of 108.5%, compared to $624,000 for the year ended December 31, 2014.
●	Provision for loan losses was $400,000 for the year, compared to $800,000 in for the year ended 2014. The ratio of charge-offs to average loans was 0.03% for 2015 compared to 0.14% in 2014.
●	Net loans increased 6.8% to $454.8 million at December 31, 2015, compared to $426.0 as of December 31, 2014.
●	Deposits increased 7.9% to $440.0 million at December 31, 2015, compared to $407.8 at December 31, 2014.
●	Return on average assets was 0.94% for the year ended December 31, 2015, compared to 0.93% for the year ended December 31, 2014.
●	Return on average equity was 8.85% for the year ended December 31, 2015, compared to 8.76% for the year ended December 31, 2014.

Highlights for the quarter ended December 31, 2015 include:

●	Net interest income was $5.3 million for the quarter ended December 31, 2015, an increase of 8.8%, compared to $4.9 million for the quarter ended December 31, 2014.
●	Net loans increased 5.5% to $454.8 million at December 31, 2015, compared to $431.1 as of September 30, 2015.
●	Deposits increased 4.9% to $440.0 million at December 31, 2015, compared to $419.6 at September 30, 2015.
●	Return on average assets was 0.90% for the quarter ended December 31, 2015, compared to 0.67% for the quarter ended December 31, 2014.

Both the holding company and bank level continue to maintain capital levels in excess of the requirement to be categorized as “well-capitalized” under the newly implemented Basel III and Dodd-Frank regulatory standards at December 31, 2015.

Operating Results

Net interest income increased $724,000 to $19.7 million for the year ended December 31, 2015, compared to $18.9 million for the year ended December 31, 2014. The increase was primarily a result of higher average loan balances, partially offset by lower average yield on loans. Average loans were $437.4 million for the year ended December 31, 2015 compared to $408.3 million for the year ended December 31, 2014.  The average yield on loans was 5.07% for the year ended December 31, 2015 compared to 5.18% for the year ended December 31, 2014.

Net interest margin was 4.16% for the year ended December 31, 2015, compared to 4.49% for the year ended December 31, 2014. The primary factors in the change in the net interest margin were lower loan yields combined with higher average balances in interest bearing cash accounts held by the bank in 2015.

The provision for loan losses for the year ended December 31, 2015 was $400,000, which represents a decrease of $400,000 or 50.0% from $800,000 in provision for loan losses for the year ended December 31, 2014.  The decline in provision for loan loss expense from a year ago was due to lower charge-offs and a decline in our level of non-performing assets, which was partially offset by higher ending loan balances and changes in the composition of our loan portfolio.

Noninterest income increased $890,000, or 20.4%, to $5.3 million for the year ended December 31, 2015, compared to $4.4 million for the year ended December 31, 2014.  The increase was primarily a result of higher mortgage servicing income and an increase in the gain on sale of loans in 2015 compared to 2014.  The gain on the sale of loans was $1.3 million for the year ended December 31, 2015 compared to $624,000 for the year ended December 31, 2014.  The increase in the gain was due to higher production of saleable mortgage loans combined with a higher average gain on sale in the 2015 period.

Noninterest expense increased $1.6 million to $17.5 million for the year ended December 31, 2015, compared to $15.9 million for the year ended December 31, 2014.  This increase was primarily due to increased salary and benefit expenses.  Salaries were higher as the result of additional administrative and compliance staff added during 2015.   Incentive compensation for loan originators was also higher due to higher loan production in 2015 compared to 2014.   Benefit expense was higher in the 2015 as the result of higher medical expense as well as higher expense related to our stock incentive and employee stock ownership plans as a result of an increase in the Company’s stock price.

Our efficiency ratio for the year ended December 31, 2015 was 68.39%, compared to 66.97% for the year ended December 31, 2014.  The increase in the efficiency ratio compared to prior periods was primarily due to lower net interest income as a percentage of total assets and higher noninterest expense, partially offset by an increase in noninterest income.

Balance Sheet Review, Capital Management and Credit Quality

The Company's total assets as of December 31, 2015 were $540.8 million, compared to $495.2 million at December 31, 2014  This increase was primarily a result of higher loan and cash balances which increased $29.1 million and $19.0 million, respectively, from December 31, 2014. The investment securities available-for-sale portfolio totaled $6.7 million at December 31, 2015, compared to $11.5 million at December 31, 2014.  At December 31, 2015, the securities available-for-sale portfolio was comprised of $4.0 million of agency mortgage-backed securities (all issued by U.S. Government-sponsored entities), $428,000 in private-label mortgage-backed securities and $2.2 million in municipal bonds.

Loans, excluding loans held-for-sale, totaled $459.5 million at December 31, 2015, compared to $430.4 million at December 31, 2014.  We experienced growth in every loan category at December 31, 2015 compared to December 31, 2014, except for commercial business and home equity loans.  At December 31, 2015, commercial and multifamily real estate loans accounted for 38.5% of the portfolio, residential real estate loans accounted for 30.1% of the portfolio and home equity, manufactured, floating homes and other consumer loans accounted for 14.8% of the portfolio.  Construction and land loans accounted for 12.4% of the portfolio and commercial and industrial loans accounted for the remaining 4.2% of the portfolio at December 31, 2015.

Nonperforming assets ("NPAs"), which includes non-accrual loans, accruing loans 90 days and more delinquent, nonperforming troubled debt restructurings (“TDRs”), other real estate owned (“OREO”) and other repossessed assets decreased $1.6 million, or 38.2%, to $2.6 million or 0.48% of total assets as of December 31, 2015, compared to $4.2 million or 0.84% of total assets as of December 31, 2014. The decrease from a year ago was primarily the result of a $1.5 million commercial property loan which was restructured during the third quarter of 2014 and is performing as agreed under the new loan terms.  The following table summarizes our NPAs:

Nonperforming Loans:	At Dec 31, 2015		At Dec 31, 2014
(in $thousands, unaudited)	Balance	% of Total	Balance	% of Total
One- to four- family	$1,316	51.1%	$1,512	36.3%
Home equity loans	428	16.6	386	9.3
Commercial and multifamily	-	0.0	1,639	39.3
Construction and land	-	0.0	81	1.9
Manufactured	62	2.4	195	4.7
Other consumer	-	0.0	29	0.7
Total nonperforming loans	1,806	70.1	3,842	92.2
OREO and Other Repossessed Assets:
One- to four- family	159	6.2	269	6.5
Commercial and Multifamily	600	23.3	-	0.0
Manufactured	-	-	54	1.3
Total OREO and repossessed assets	769	29.9	323	7.8
Total nonperforming assets	$2,575	100.0%	$4,165	100.0%

The following table summarizes the allowance for loan losses:

	For the Year Ended:
Allowance for Loan Losses	Dec 31,	Dec 31,
(in $thousands, unaudited)	2015	2014
Balance at beginning of period	$4,387	$4,177
Provision for loan losses during the period	400	800
Net charge-offs during the period	(151)	(590)
Balance at end of period	$4,636	$4,387

Allowance for loan losses to total loans	1.01%	1.02%
Allowance for loan losses to total nonperforming loans	256.66%	114.19%

The increase in the allowance for loan losses at December 31, 2015, compared to the prior year was due to increased average loan balances offset by net lower charge-offs.  Net charge-offs totaled $151,000 for the year ended December 31, 2015, compared to net charge-offs of $590,000 million for the year ended December 31, 2014.

Deposits increased to $440.0 million at December 31, 2015, compared to $407.8 million at December 31, 2014.  Interest bearing demand deposits increased by $24.3 million or 23.6% during the year ended December 31, 2015.  FHLB borrowings were $40.4 million at December 31, 2015, compared to $30.6 million at December 31, 2014. The increase in borrowings was a result of the Company maintaining higher levels of on-balance sheet liquidity during the 2015 period.

The total cost of deposits increased to 0.63% during the year ended December 31, 2015, from 0.60% for the year ended December 31, 2014. The increase was primarily the result of the amortization cost of the purchase premium of deposit acquired in connection with branch purchases from a third party during the third quarter of 2014.  The total cost of borrowings was 0.43% during the year ended December 31, 2015 and 0.58% for the year ended December 31, 2014.

Sound Financial Bancorp, Inc., a bank holding company, is the parent company of Sound Community Bank, and is headquartered in Seattle, Washington with full-service branches in Seattle, Tacoma, Mountlake Terrace, Sequim, Port Angeles and Port Ludlow. Sound Community Bank is a Fannie Mae Approved Lender and Seller/Servicer with an additional Loan Production Office in the Madison Park neighborhood of Seattle, Washington. For more information, please visit www.soundcb.com.

Forward Looking Statement Disclaimer

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains statements that are not historical or current fact and constitute forward-looking statements.  In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology.  Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.

These statements are only predictions based on our current expectations and projections about future events, and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated below or because of other important factors that we cannot foresee that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially, include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services described in the Company’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – which are available on our website at www.soundcb.com and on the SEC’s website at www.sec.gov.

CONSOLIDATED INCOME STATEMENTS	Quarter Ended			Sequential	Year over
(in $thousands, unaudited)	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Quarter % Change	Year % Change
Interest income	$6,046	$5,576	$5,518	8.4%	9.6%
Interest expense	698	685	604	1.9	15.6
Net interest income	5,348	4,891	4,914	9.3	8.8
Provision for loan losses	-	100	200	nm	nm
Net interest income after provision for loan losses	5,348	4,791	4,714	11.6	13.4
Noninterest income:
Service charges and fee income	647	641	562	0.9	15.1
Increase in cash surrender value of life insurance	85	85	87	0.0	(2.3)
Mortgage servicing income	169	202	242	(16.3)	(30.2)
Fair value adjustment on mortgage servicing rights	63	(22)	(109)	(386.4)	(157.8)
Gain on sale of loans	155	360	254	(56.9)	(39.0)
Total noninterest income	1,119	1,266	1,036	(11.6)	8.0
Noninterest expense:
Salaries and benefits	2,511	2,251	2,255	11.6	11.4
Operations expense	974	1,064	989	(8.5)	(1.5)
Data processing	483	378	492	27.8	(1.8)
Net (gain) loss on OREO and repossessed assets	133	96	59	38.5	125.4
Other noninterest expense	577	593	431	(2.7)	33.9
Total noninterest expense	4,678	4,382	4,226	6.8	10.7
Income before income taxes	1,789	1,675	1,524	6.8	17.4
Income tax expense	613	560	722	9.5	(15.1)
Net income	$1,176	$1,115	$802	5.5%	46.6%

KEY FINANCIAL RATIOS	Quarter Ended			Sequential	Year over
(in $thousands, unaudited)	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Quarter % Change	Year % Change
Return on average assets	0.90%	0.89%	0.67%	1.1%	34.3%
Return on average equity	8.75	8.58	6.38	2.0	37.1
Net interest margin	4.37	4.12	4.41	6.1	(0.9)
Efficiency ratio	69.77%	69.32%	69.75%	0.6%	0.0%

PER COMMON SHARE DATA	Quarter Ended			Sequential	Year over
(in $thousands, except per share data, unaudited)	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Quarter % Change	Year % Change
Basic earnings per share	$0.48	$0.45	$0.32	6.7%	50.0%
Diluted earnings per share	$0.46	$0.44	$0.31	4.5	48.4
Weighted average basic shares outstanding	2,467	2,465	2,520	0.1	(2.1)
Weighted average diluted shares outstanding	2,561	2,552	2,601	0.4	(1.5)
Common shares outstanding at period-end	2,469	2,466	2,525	0.1	(2.2)
Book value per share	$22.08	$21.45	$20.06	2.9%	10.1%

CONSOLIDATED INCOME STATEMENT	Year Ended		Year over
(in $000s, unaudited)	Dec 31, 2015	Dec 31, 2014	Year % Change
Interest income	$22,409	$21,356	4.9%
Interest expense	2,752	2,423	13.6
Net interest income	19,657	18,933	3.8
Provision for loan losses	400	800	(50.0)
Net interest income after provision for loan losses	19,257	18,133	6.2
Noninterest income:
Service charges and fee income	2,605	2,570	1.3
Increase in cash surrender value of life insurance	337	341	(0.9)
Mortgage servicing income	840	509	65.0
Fair value adjustment on mortgage servicing rights	210	328	(36.0)
Loss on sale of securities	(31)	-	nm
Gain on sale of loans	1,301	624	108.5
Total noninterest income	5,262	4,372	20.4
Noninterest expense:
Salaries and benefits	9,222	8,278	11.4
Operations expense	3,995	4,045	(1.2)
Data processing	1,717	1,770	(3.0)
Net loss on OREO and repossessed assets	311	208	49.5
Other noninterest expense	2,239	1,626	37.7
Total noninterest expense	17,484	15,927	9.8
Income before income taxes	7,035	6,578	6.9
Income tax expense	2,289	2,338	(2.1)
Net income	$4,746	$4,240	11.9%

KEY FINANCIAL RATIOS	Year Ended
(in $000s, unaudited)	Dec 31, 2015	Dec 31, 2014	% Change
Return on average assets	0.94%	0.93%	1.4%
Return on average equity	8.85	8.76	1.0
Net interest margin	4.16	4.49	(7.3)
Efficiency ratio	68.39%	66.97%	2.1%

PER COMMON SHARE DATA	Year Ended
(in $thousands, except per share data, unaudited)	Dec 31, 2015	Dec 31, 2014	% Change
Basic earnings per share	$1.91	$1.69	13.3%
Diluted earnings per share	$1.86	$1.63	14.4
Weighted average basic shares outstanding	2,482	2,513	(1.2)
Weighted average diluted shares outstanding	2,545	2,602	(2.2)
Common shares outstanding at period-end	2,469	2,525	(2.2)
Book value per share	$22.08	$20.06	10.0%

CONSOLIDATED BALANCE SHEET			Year over
(in $000's, unaudited)	Dec 31, 2015	Dec 31, 2014	Year % Change
ASSETS
Cash and cash equivalents	$48,264	$29,289	64.8%
Securities available-for-sale, at fair value	6,696	11,524	(41.9)
Loans held-for-sale	2,091	810	158.1
Loans:
One- to four- family residential	138,164	132,764	4.1
Home equity	31,573	34,675	(8.9)
Commercial and multifamily	176,737	167,798	5.3
Construction and land	57,043	46,279	23.3
Manufactured homes	13,798	12,444	10.9
Other consumer	22,859	16,875	35.5
Commercial business	19,295	19,525	(1.2)
Total loans, gross	459,469	430,360	6.8
Allowance for loan losses	(4,636)	(4,387)	5.7
Loans, net	454,833	425,973	6.8
Accrued interest receivable	1,608	1,497	7.4
Bank-owned life insurance	11,746	11,408	3.0
OREO and other repossessed assets, net	769	323	138.1
Mortgage servicing rights, at fair value	3,249	3,028	7.3
FHLB stock, at cost	2,212	2,224	(0.5)
Premises and equipment, net	5,335	5,555	(4.0)
Other assets	3,957	3,556	11.3
Total assets	$540,760	$495,187	9.2%
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposit, noninterest-bearing	$51,370	$44,353	15.8%
Demand deposit, interest-bearing	127,392	103,048	23.6
Savings and money market	92,878	88,469	5.0
Time deposits	168,384	171,939	(2.1)
Total deposits	440,024	407,809	7.9
Accrued interest payable and other liabilities	5,781	6,156	(6.1)
Borrowings	40,435	30,578	32.2
Total liabilities	486,240	444,543	9.4
Shareholders' Equity:
Common stock	25	25	0.0
Paid-in capital	24,304	23,552	3.2
Unearned shared – ESOP	(912)	(1,140)	(20.0)
Retained earnings	30,939	28,024	10.4
Accumulated other comprehensive loss	164	183	(10.4)
Total shareholders' equity	54,520	50,644	7.7
Total liabilities and shareholders' equity	$540,760	$495,187	9.2%

CREDIT QUALITY DATA (in $000's, unaudited)	Dec 31, 2015	Dec 31, 2014	Year over year % Change
Nonaccrual loans	$1,203	$1,464	(17.8)%
Nonperforming TDRs and loans over 90 days past due and on accrual	603	2,378	(74.6)
Total nonperforming loans	1,806	3,842	(53.0)
OREO and other repossessed assets	769	323	138.1
Total nonperforming assets	2,575	4,165	(38.2)
Performing TDRs on accrual	5,073	5,117	(0.9)
Net charge-offs during the year	151	590	(74.4)
Provision for loan losses during the year	400	800	(50.0)
Allowance for loan losses	4,636	4,387	5.7
Allowance for loan losses to total loans	1.01%	1.02%	(1.0)
Allowance for loan losses to total nonperforming loans	256.66%	114.19%	124.8
Nonperforming loans to total loans	0.40%	0.89%	(55.1)
Nonperforming assets to total assets	0.48%	0.84%	(42.9)

OTHER PERIOD-END STATISTICS
(unaudited)
Sound Community Bank:
Loan to deposit ratio	103.37%	104.93%	(1.5)%
Noninterest-bearing deposits / total deposits	11.78	10.88	8.3
Leverage ratio	10.19	10.19	0.0
Tier 1 risk-based capital ratio	13.19	12.44	6.0
Total risk-based capital ratio	14.34	13.57	5.7
Total risk-weighted assets	403,334	388,498	3.8
Average total assets for the year	502,189	457,748	9.7%

Media:	Financial:
Laurie Stewart	Matt Deines
President/CEO	EVP/CFO
(206) 448-0884 x306	(206) 448-0884 x305